EXHIBIT 99.1

Company Contact:	Lankford Wade
Vice President
HealthSpring, Inc.
(615) 401-4632
HealthSpring, Inc. Reports 2007 First Quarter Results

First Quarter Net Income of $14.1 Million, or $0.25 per Diluted Share
NASHVILLE, Tenn. (May 2, 2007) — HealthSpring, Inc. (NYSE:HS) today announced its results for the first quarter ended March 31, 2007. Highlights included:
•	Medicare Advantage membership of 121,527, an increase of 16.7% over membership at March 31, 2006. PDP membership of 110,692, an increase of 47.6% over membership at March 31, 2006.
•	Total revenue in the first quarter of 2007 of $356.3 million, an increase of 16.2% over the 2006 first quarter.
•	Cash and cash equivalents of $339.7 million at March 31, 2007, not reflecting the early receipt of the April premium payment from CMS, $81.2 million of which was held at unregulated subsidiaries.
Commenting on 2007 first quarter results, Herb Fritch, Chairman, President, and Chief Executive Officer, said, “Our membership and financial and operating results in the first quarter of 2007 met our expectations. We remain focused on delivering favorable financial results through effective and efficient medical management, and we believe the higher medical cost experienced in certain markets during our first quarter will moderate over the course of the year. As anticipated, SG&A expense was relatively high in the quarter (and will be similarly high in the fourth quarter), reflecting increased selling efforts during the quarter corresponding to Medicare open enrollment. For the year, we remain comfortable with our annual target for SG&A at or below 12.0% of revenue. Overall, our prospects for the future are favorable, and we look forward to continuing success for our Company in 2007.”
First Quarter Results
($in thousands)

	Three Months Ended
	March 31,
			Percent
	2007	2006	Change
Premium revenue	$345,020	$298,921	15.4%
Total revenue	356,317	306,622	16.2
Medical expense	283,695	247,372	14.7
SG&A	47,506	34,609	37.3
EBITDA (1)	25,137	24,445	2.8
Net income	14,090	8,573	64.4
Net income available to common stockholders (2)	14,090	6,552	115.0
Net income per common share — diluted (3)	0.25	0.14	78.6

(1)	See “Supplemental Information” below and the accompanying reconciliation of non-GAAP EBITDA to GAAP Net Income.

(2)	Net income available to common stockholders is used in the calculation of earnings per share.

(3)	See “Supplemental Information” below and the accompanying reconciliation of non-GAAP pro forma earnings per share (adjusted to give effect to the Company’s initial public offering in the first quarter of 2006) to GAAP net income per common share.
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HS Reports First Quarter Results

May 2, 2007
First Quarter Operating Highlights
Revenue
•	Medicare Advantage plan membership increased to 121,527. Medicare Advantage premiums were $298.8 million for the 2007 first quarter, reflecting an increase of 24.7% over the 2006 first quarter. First quarter 2007 results include an $8.0 million accrual of premium revenue for an estimated risk adjustment payment from CMS. In 2006, the Company recorded risk adjustment payments on an as-received basis in the third quarter. See the supplemental non-GAAP schedule entitled “Medicare Advantage Results” at www.myhealthspring.com under the Investor Relations link for a schedule that includes pro-forma adjustments that allocate the applicable portion of the actual 2006 CMS risk adjustment payment over the first two quarters of 2006.
•	PDP membership at the end of the first quarter was 110,692. The Company expanded its stand-alone PDP program on a national basis in 2007. PDP premium revenue was $33.0 million for the 2007 first quarter, an increase of 21.6% over the 2006 first quarter. The revenue increase is attributable to an increase of 47.6% in membership, partially offset by a decrease in per member per month, or PMPM, revenue.
•	Commercial membership was 15,118 at March 31, 2007, compared with 39,550 at March 31, 2006. Commercial premiums were $13.2 million for the 2007 first quarter. The Company anticipates commercial premium revenue will be less than 4% of total revenue in 2007.
Medical Expense
•	Total Medicare medical loss ratio (MLR) was 82.5% for the 2007 first quarter, compared with 82.7% for the prior year’s first quarter.
•	Medicare Advantage MLR was 81.2% for the 2007 first quarter, compared with 79.2% for the prior year’s first quarter. Adjusting the reported results for the 2006 first quarter to give pro forma effect for the recognition of the actual 2006 CMS risk adjustment payment attributable to such quarter, Medicare Advantage MLR would have been 77.7%. See the Supplemental Schedule, “Medicare Advantage Results,” referenced above. The increase in MLR was primarily the result of increases in medical utilization and inflation trends (including increased prescription drug costs) offset in part by the accrual in 2007 of premium revenue for the estimated risk adjustment payment to be received from CMS. Medical expense for the current quarter includes the accrual of $1.9 million for risk sharing payments payable to providers related to the $8.0 million accrual for the estimated risk adjustment payment.
•	The MLR for the Company’s PDP was 94.1% for the 2007 first quarter and 112.8% for the 2006 first quarter. PDP expenses, as anticipated under the benefit design, are expected to be disproportionately higher in the first half of the year. PDP expenses in the first quarter of 2006 included an estimated $8.1 million in prescription drug costs for members of other plans. The Company recovered substantially all of these amounts from other health plans during subsequent quarters in 2006 under CMS’s plan-to-plan reconciliation process.
SG&A
•	Selling, general and administrative, or SG&A, expense represented 13.3% of total revenue in the 2007 first quarter and 11.3% in the prior-year period. With the advent of annual enrollment and lock-in, the Company expects its SG&A expenses to be seasonally higher in the first and fourth quarters because of the concentration of annual selling costs in the November through March timeframe.
•	SG&A expense in the 2007 first quarter increased $12.9 million, or 37.3%, over the 2006 first quarter, primarily as a result of a 32% increase in personnel headcount, increases in sales and marketing expenses associated with open enrollment, stock compensation expense, and public company and other corporate infrastructure related expenses.
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HS Reports First Quarter Results

May 2, 2007
Balance Sheet Highlights
•	At March 31, 2007, the Company’s cash and cash equivalents were $473.9 million, $81.2 million of which was held at unregulated subsidiaries. This amount included $134.2 million for the early receipt of the April premium payment from CMS.
•	Net cash used by operating activities (excluding the impact of premium prepayments from CMS) was $7.3 million for the 2007 first quarter compared with net cash provided by operating activities of $22.4 million for the 2006 first quarter. The change was primarily the result of the timing of claims payments, most of which relate to the Company’s pharmacy business.
•	Days in claims payable were 36 at the end of the 2007 first quarter compared with 44 at the end of 2006 and 36 at the end of the March 2006 quarter.
Updated 2007 Guidance
•	EPS: The Company maintains its estimate that earnings per share for 2007, on a fully diluted basis, will be in the range of $1.55 to $1.65, on weighted average shares outstanding of approximately 57.5 million.
•	Membership: The Company currently estimates that its Medicare Advantage membership will be in the range of 130,000 to 133,000 by the end of 2007. The Company currently estimates that its PDP membership will be in the range of 120,000 to 130,000 by the end of 2007.
•	Revenue: The Company now estimates that 2007 total revenue will be between $1.50 billion and $1.55 billion, with approximately 96% of total revenue for the year attributable to the Medicare business.
•	MLRs: The Company projects Medicare Advantage MLRs will be at or below 80.0% for the full year. PDP MLRs are expected to range between 82.0% and 87.0% for the year. As previously indicated, PDP medical expenses are higher as a percent of premiums in the first half of the year.
Conference Call
A live audio webcast of the conference call regarding first quarter results, 2007 guidance, and other recent developments, will begin at 9:00 a.m. ET on Thursday, May 3, 2007. The public may access the conference call through HealthSpring’s website, www.myhealthspring.com, under the Investor Relations tab. The conference call can also be accessed by dialing (913) 981-5547, confirmation number 1958042. An online replay will be available approximately two hours following the conclusion of the live broadcast and will continue for 30 days.
About HealthSpring, Inc.
HealthSpring is one of the largest managed care organizations in the United States whose primary focus is the Medicare Advantage market. The Company currently owns and operates Medicare Advantage and stand-alone Medicare prescription drug plans in Tennessee, Texas, Alabama, Illinois, and Mississippi. Effective January 1, 2007, HealthSpring began offering Medicare Part D prescription drug plans on a nationwide basis to persons in all 50 states who are eligible for Medicare. The Company also uses its infrastructure and provider networks in Tennessee and Alabama to offer commercial health plans to employer groups.
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HS Reports First Quarter Results

May 2, 2007
Cautionary Statement Regarding Forward Looking Statements
Statements contained in this release that are not historical fact are forward-looking statements, which the Company intends to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Statements that are predictive in nature, that depend on or refer to future events or conditions, or that include words such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would,” and similar expressions are forward-looking statements. Such statements include statements regarding medical cost trends and SG&A seasonality, estimated CMS risk adjustment payments, Medicare-commercial premium revenue mix, and earnings, membership, and MLR guidance. The Company cautions that forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause its actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements.
The following important factors could cause actual results to differ materially from those in the forward-looking statements: changes in membership enrollment and dis-enrollment patterns; changes in utilization; changes in medical and prescription drug cost trends; the Company’s ability to accurately estimate and calculate Part D risk corridor adjustments; the Company’s ability to accurately estimate CMS retroactive risk adjustments to Medicare rates; the seasonality of marketing expenses related to limited open enrollment; increasing competition and potential confusion in the marketplace regarding other MA, MA-PD, PDP, and PFFS plan offerings; the Company’s ability to accurately estimate incurred but not reported medical claims; negotiation of acceptable contracts with physicians, hospitals, and other providers; contractual disputes with providers; increases in costs or liabilities associated with litigation; legislative and regulatory actions or changes, including changes in Medicare funding; the reconciliation of Part D claims files errors; costs associated with information and data systems conversions and compliance with regulatory mandates; recent management changes; possible impairment of the book value of intangible assets or changes in the amortization rate of such assets; and changes in tax estimates, assets, or liabilities and valuation allowances related thereto. The foregoing list of important factors is not intended to be exhaustive. Additional information concerning these and other important risks and uncertainties can be found under the headings “Special Note Regarding Forward-Looking Statements” and “Item 1A. — Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006. Any projections or other forward-looking information in this release are based on limited information currently available to HealthSpring, which is subject to change. Although any such projections and forward-looking information and the factors influencing them will likely change, HealthSpring will not necessarily update the information except as required by law, as HealthSpring will only provide guidance at certain points during the year. Such information speaks only as of the date of this release.
Supplemental Information
1. Non-GAAP Measures
The Company believes that the non-GAAP measures used in this release, when presented in conjunction with comparable GAAP measures, are useful to both management and investors in analyzing financial and business trends regarding the Company’s ongoing business and operating performance. These non-GAAP measures should be considered in addition to, but not as a substitute for, items prepared in accordance with GAAP.
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HS Reports First Quarter Results

May 2, 2007
This press release includes a presentation of the following non-GAAP financial measures:
The Company uses EBITDA, or earnings before interest, taxes, depreciation and amortization, to assess business performance among its health plans and related management companies.
The following table provides a reconciliation of EBITDA as used in this release to net income calculated in accordance with GAAP:

	Three Months Ended
	March 31,
(in thousands)	2007	2006
Net income	$14,090	$8,573
Plus: income tax expense	7,984	5,088
Plus: interest expense	115	8,361
Plus: depreciation and amortization	2,948	2,423

EBITDA	$25,137	$24,445

The following table adjusts GAAP net income available to common stockholders for the three months ended March 31, 2006, to give pro-forma effect to the Company’s initial public offering of common stock (“IPO”) as if it occurred on January 1, 2006:

(in thousands, except share data)
Net income available to common stockholders	$6,552
Adjustments:
Preferred dividends	2,021
Minority interest	303
Pre-IPO interest expense (after tax)	5,346
Incremental FAS 123(R) expense (after tax)	(239)

Pro-forma net income	$13,983

Weighted average shares outstanding assuming a January 1, 2006 IPO	57,400	(1)

Non-GAAP pro-forma EPS	$0.24	(2)

(1)	Diluted shares outstanding on a GAAP-basis for the three months ended March 31, 2006 were 46,740,643.

(2)	EPS on a GAAP basis for the three months ended March 31, 2006 was $0.14 (basic and diluted).
2. Membership

	March 31,	Dec. 31,	Percent	March 31,	Percent
	2007	2006	Change	2006	Change
Medicare Advantage Membership:
Tennessee	48,309	46,261	4.4%	43,521	11.0%
Texas	35,810	34,638	3.4	30,470	17.5
Alabama	29,078	27,307	6.5	24,820	17.2
Illinois	7,614	6,284	21.2	4,900	55.4
Mississippi	716	642	11.5	395	81.3

Total	121,527	115,132	5.6%	104,106	16.7%

PDP Membership:	110,692	88,753	24.7%	74,985	47.6%

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HS Reports First Quarter Results

May 2, 2007
HealthSpring, Inc. and Subsidiaries
Condensed Consolidated Balance Sheet Information
(in thousands)
(Unaudited)

	March 31,	December 31,
	2007	2006
Assets
Current assets:
Cash and cash equivalents	$473,943	$338,443
Accounts receivable, net of allowance for doubtful accounts	31,764	17,588
Investment securities available for sale	7,816	7,874
Current portion of investment securities held to maturity	25,877	10,566
Deferred income tax asset	3,608	3,644
Prepaid expenses and other assets	6,287	4,047

Total current assets	549,295	382,162
Investment securities held to maturity, less current portion	18,817	19,560
Property and equipment, net	12,048	8,831
Goodwill	341,619	341,619
Intangible assets, net	79,292	81,175
Investment in and receivable from unconsolidated affiliate	1,322	1,301
Deferred financing fee	748	802
Restricted investments	8,070	7,195

Total assets	$1,011,211	$842,645

Liabilities and Stockholders’ Equity
Current liabilities:
Medical claims liability	$113,143	$122,778
Accounts payable and accrued expenses	22,310	25,149
Deferred revenue	109,757	64
Funds held for the benefit of members	114,666	62,125
Risk corridor payable to CMS	29,220	27,587
Other current liabilities	293	835

Total current liabilities	389,389	238,538
Deferred income tax liability	28,050	28,444
Other long-term liabilities	2,060	381

Total liabilities	419,499	267,363

Stockholders’ Equity:
Common stock	575	575
Additional paid-in capital	487,347	485,002
Retained earnings	103,848	89,758
Treasury Stock	(58)	(53)

Total stockholders’ equity	591,712	575,282

Total liabilities and stockholders’ equity	$1,011,211	$842,645

HS Reports First Quarter Results

May 2, 2007
HealthSpring, Inc. and Subsidiaries
Condensed Consolidated Statement of Income Information
For the Three Months Ended March 31, 2007 and 2006
(in thousands, except share data)
(Unaudited)

	Three Months Ended
	March 31,
	2007	2006
Revenue:
Premium:
Medicare premiums	$331,780	$266,687
Commercial premiums	13,240	32,234

Total premium revenue	345,020	298,921
Management and other fees	6,049	5,635
Investment income	5,248	2,066

Total revenue	356,317	306,622

Operating Expenses:
Medical Expense:
Medicare expense	273,640	220,433
Commercial expense	10,055	26,939

Total medical expenses	283,695	247,372
Selling, general and administrative	47,506	34,609
Depreciation and amortization	2,948	2,423
Interest expense	115	8,361

Total operating expenses	334,264	292,765

Income before equity in earnings of unconsolidated affiliate, minority interest and income taxes	22,053	13,857
Equity in earnings of unconsolidated affiliate	21	107

Income before minority interest and income taxes	22,074	13,964
Minority interest	—	(303)

Income before income taxes	22,074	13,661
Income tax expense	(7,984)	(5,088)

Net income	14,090	8,573
Preferred dividends	—	(2,021)

Net income available to common stockholders and members	$14,090	$6,552

Net Income per common share:
Basic	$0.25	$0.14

Diluted	$0.25	$0.14

Weighted average common shares outstanding:
Basic	57,233,712	46,640,074

Diluted	57,330,365	46,740,643

HS Reports First Quarter Results

May 2, 2007
HealthSpring, Inc. and Subsidiaries
Condensed Consolidated Statement of Cash Flow Information
For the Three Months Ended March 31, 2007 and 2006
(in thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2007	2006
Cash flows from operating activities:
Net income	$14,090	$8,573
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,948	2,423
Amortization of deferred financing cost	54	112
Equity in earnings of unconsolidated affiliate	(21)	(107)
Minority interest	—	303
Paid-in-kind (PIK interest)	—	116
Stock-based compensation	2,121	851
Deferred tax benefit	(358)	(4,170)
Write off of deferred financing cost	—	5,375
Increase (decrease) in cash and cash equivalents due changes in:
Accounts receivable	(14,176)	(12,747)
Prepaid expenses and other current assets	(2,240)	(1,552)
Medical claims liability	(9,635)	17,123
Accounts payable, accrued expenses and other current liabilities	(3,381)	6,120
Risk corridor payable to CMS	1,633	—
Other long-term liabilities	1,679	(8)
Deferred revenue	109,693	87,059

Net cash provided by operating activities	102,407	109,471

Cash flows from investing activities:
Purchase of property and equipment	(4,282)	(513)
Purchase of investment securities held-to-maturity	(16,747)	(2,600)
Maturity of investment securities held-to-maturity	2,237	2,165
Purchase of restricted investments	(875)	(1,074)

Net cash used in investing activities	(19,667)	(2,022)

Cash flows from financing activities:
Funds received for the benefit of members	52,541	46,922
Payments on borrowings	—	(188,642)
Proceeds from issuance of common stock	224	188,897
Purchase of treasury stock	(5)	(4)

Net cash provided by financing activities	52,760	47,173

Net increase in cash and cash equivalents	135,500	154,622
Cash and cash equivalents at beginning of period	338,443	110,085

Cash and cash equivalents at end of period	$473,943	$264,707

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